Exhibit 99.1

The J.G. Wentworth Company® Reports Second Quarter 2015 Results
Recently Closed Mortgage Acquisition Expected to be Accretive to Future Earnings
Company Launches a Full Marketplace Platform as Part of Diversification Strategy

RADNOR, Pa.-(BUSINESS WIRE)-08.05.15 - The J.G. Wentworth Company® (“J.G. Wentworth” or the “Company”) (NYSE: JGW), a diversified consumer financial services company specializing in structured settlement payment purchasing, home lending, prepaid cards, and loan options through a marketplace platform, today reported financial results for the second quarter of 2015. “From an operating perspective the business produced another consistent quarter with TRB purchases of $263 million, in-line with the previous three quarters. We are disappointed with the bottom line results that were heavily impacted by the interest rate environment which led to a rapid increase in our cost of funds for the quarter. Price actions have been enacted to mitigate our increased cost of funds,” said Stewart A. Stockdale, Chief Executive Officer, The J.G. Wentworth Company®. "Our operating model remains sound, and we are delivering on our diversification strategy with the completed acquisition of WestStar Mortgage, Inc., the addition of leading lending relationships and the upcoming launch of our prepaid cards program."

The following are highlights from the second quarter:

GAAP Results

•
Revenues were $61.4 million, a decrease of 50.3% as compared to revenues of $123.5 million in the second quarter of 2014, due primarily to: (i) an increase in our cost of funds during Q2 2015 as compared to Q2 2014 and the resulting impact on unrealized gains on VIE and other finance receivables, long term debt and derivatives primarily from our $4.4 billion of previously securitized finance receivables, and (ii) to a lesser extent, the impact of a decrease in purchase yield on fundings and in Total Receivables Balance ("TRB") purchases in Q2 2015 as compared to Q2 2014.

•
Net income decreased to a loss of $26.6 million, as compared to net income of $21.7 million in the second quarter of 2014, due primarily to: (i) an increase in our cost of funds during Q2 2015 as compared to Q2 2014 and the resulting impact on unrealized gains on VIE and other finance receivables, long term debt and derivatives primarily from our $4.4 billion of previously securitized finance receivables, and (ii) to a lesser extent, the impact of a decrease in purchase yield on fundings and in TRB purchases in Q2 2015 as compared to Q2 2014.

Non GAAP Operating Results*

•	TRB purchases were $262.9 million, as compared to $287.7 million in the second quarter of 2014 and $260.8 million in the first quarter of 2015.

•	Adjusted Net Income*, or ANI, decreased to a loss of $2.3 million, as compared to income of $17.2 million in the second quarter of 2014 and $8.2 million in the first quarter of 2015.

•
The leading driver in the decrease in ANI was an increase in the cost of funds. To a lesser extent, the size and duration mix on fundings and decrease in purchase yield also contributed to the decrease in ANI. The second quarter 2014 TRB purchases and ANI reflect results higher than Company averages over the more recent quarters.

•
Spread Revenue* (Adjusted unrealized gains on VIE and other finance receivables, long term debt and derivatives, net of the gain (loss) on swap terminations) decreased to $38.0 million, as compared to $58.0 million in the second quarter of 2014 and $50.5 million in the first quarter of 2015, primarily as a result of increasing cost of funds, and to a lesser extent, the size and duration mix on fundings and decrease in purchase yield.

Subsequent Highlights

•
Successfully closed the WestStar Mortgage, Inc. ("WestStar") acquisition on July 31, 2015 for a purchase price of $66.7 million. For the second quarter 2015, WestStar originated approximately $630 million in new loans and reported $6.5 million in net income which represented a year over year increase of 72% and 41%, respectively. For the first half of 2015 WestStar originated approximately $1.2 billion in new loans resulting in $11.1 million of net income.**

•
Launched new transactional website www.jgwentworth.com to enable full marketplace platform of multi-products for customers including structured settlements, personal and business lending, prepaid cards and mortgage loans.

Exhibit 99.1

•
Completed the 2015-2 securitization, which consisted of $158,476,000 Fixed Asset Backed Notes. The issue comprised of two classes of placed notes: $142,126,000 Class A Fixed Rate Asset Backed Notes that will pay 3.87%, and $16,350,000 Class B Fixed Rate Asset Backed Notes that will pay 4.83%. The notes are rated AAA (DBRS) and Aaa (Moody’s); and BBB (DBRS) and Baa2 (Moody’s), respectively.

John R. Schwab, J.G. Wentworth’s Chief Financial Officer, said, “We are implementing operational strategies to increase pricing to alleviate an increasing cost of funds environment and the possibility of future rising interest rates. As we launch our new products we continue to instill expense discipline within the organization to focus on improving profitability. Furthermore, after the WestStar acquisition the Company remains well positioned from a liquidity standpoint to manage day-to-day operations and continue to execute on our diversification strategy.”

* This earnings press release contains non-GAAP measures, which as calculated by the Company are not necessarily comparable to similarly-titled measures reported by other companies.  Results for the three and six month periods ended June 30, 2015 and 2014, as well as our reconciliation of non-GAAP measures and historic financial information from 2013 to the present, are included in the accompanying financial information.

** WestStar results have not been finalized, are subject to change, and were provided by WestStar Mortgage, Inc.

About The J.G. Wentworth Company®

The J.G. Wentworth Company® is a diversified consumer financial services company. The Company is focused on providing direct-to-consumer access to financing needs through a variety of solutions, including: mortgage lending and refinancing, personal and business lending, structured settlement payment purchasing, and prepaid cards.

Mortgage loans are offered by J.G. Wentworth Home Lending, Inc. NMLS ID # 2925 (www.nmlsconsumeraccess.org)
3350 Commission Court, Woodbridge, VA 22192; 888-349-3773.

For more information about The J.G. Wentworth Company®, visit www.jgw.com or use the information provided below.

Conference Call and Webcast

Management will host a webcast to discuss the second quarter 2015 financial results tomorrow, August 6, 2015, at 10:00 AM Eastern time. The webcast will include remarks from J.G. Wentworth’s Chief Executive Officer, Stewart Stockdale, and Chief Financial Officer, John Schwab.

This call will be accompanied by a presentation and will be available via a webcast of the conference call live on the Investor Relations section of the Company’s website: The J.G. Wentworth Company® Second Quarter 2015 Webcast.

Interested parties unable to access the conference call and view the presentation via the webcast through this link: The J.G. Wentworth Company® Second Quarter 2015 Webcast, may dial Participant conference number: (877) 201-0168, Conference ID: 85833614.
Please dial in at least 10 minutes before the call to ensure timely participation.
A playback will be available through Thursday, August 13th, 2015. To participate, utilize the dial-in information listed below:

Exhibit 99.1

Playback conference number: (855) 859-2056, Conference ID: 85833614. The presentation will be posted to the Company’s website after the call.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” All statements, other than statements of historical fact, are forward-looking statements. You can identify such statements because they contain words such as “plans,” “expects,” or “does expect,” “budget,” “forecasts,” “anticipates,” or “does not anticipate,” “believes,” “intends,” and similar expressions or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will,” be taken, occur or be achieved.  Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

A number of factors could cause actual results, performance or achievements to differ materially from the results expressed or implied in the forward-looking statements. These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements. Forward-looking statements necessarily involve significant known and unknown risks, assumptions and uncertainties that may cause our actual results, performance and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements.  Consideration should also be given to the areas of risk set forth under the heading “Risk Factors” in our filings with the Securities and Exchange Commission, and as set forth more fully under “Part 1, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, these risks and uncertainties include, among other things:  our ability to implement our business strategy; our ability to continue to purchase structured settlement payments and other assets; the compression of the yield spread between the price we pay for and the price at which we sell assets due to changes in interest rates and/or other factors; changes in tax or accounting policies or changes in interpretation of those policies as applicable to our business; changes in current tax law relating to the tax treatment of structured settlements; our ability to complete future securitizations or other financings on beneficial terms; our dependence on the opinions of certain rating agencies; our dependence on outside parties to conduct our transactions including the court system, insurance companies, outside counsel, delivery services and notaries; our ability to remain in compliance with the terms of our substantial indebtedness; changes in existing state laws governing the transfer of structured settlement payments or the interpretation thereof; availability of or increases in the cost of our financing sources relative to our purchase discount rate; changes to state or federal, licensing and regulatory regimes; unfavorable press reports about our business model; our dependence on the effectiveness of our direct response marketing; adverse judicial developments; our ability to successfully enter new lines of business and broaden the scope of our business; potential litigation and regulatory proceedings; changes in our expectations regarding the likelihood, timing or terms of any potential acquisitions described herein; the lack of an established market for the subordinated interest in the receivables that we retain after a securitization is executed; the impact of the Consumer Financial Protection Bureau inquiry and any findings or regulations it issues as related to us, our industries, or products in general; our dependence on a small number of key personnel; our exposure to underwriting risk; our access to personally identifiable confidential information of current and prospective customers and the improper use or failure to protect that information; our computer systems being subject to security and privacy breaches; the public disclosure of the identities of structured settlement holders; our business model being susceptible to litigation; the insolvency of a material number of structured settlement issuers; and infringement of our trademarks or service marks.

Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly revise any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

Investor Relations:
Erik Hartwell, VP Investor Relations
866-386-3853
investor@jgwentworth.com

or

Media Inquiries:
Makovsky for The J.G. Wentworth Company®
Michael Goodwin, 212-508-9639
mgoodwin@makovsky.com

Schedule A

The J.G. Wentworth Company
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	June 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Cash and cash equivalents	$56,091	$41,648
Restricted cash and investments	130,604	198,206
VIE finance receivables, at fair market value	4,402,887	4,422,033
Other finance receivables, at fair market value	66,753	101,802
VIE finance receivables, net of allowances for losses of $8,494 and $7,674, respectively	112,152	113,489
Other finance receivables, net of allowances for losses of $2,474 and $2,454, respectively	13,541	17,803
Other receivables, net of allowances for losses of $273 and $204, respectively	13,979	14,165
Fixed assets, net of accumulated depreciation of $7,076 and $5,976, respectively	4,375	3,758
Intangible assets, net of accumulated amortization of $21,168 and $20,273, respectively	44,541	45,436
Goodwill	84,993	84,993
Marketable securities	96,649	103,419
Deferred tax assets, net	—	2,170
Other assets	30,235	33,787
Total Assets	$5,056,800	$5,182,709

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$8,952	$5,301
Accrued expenses	18,367	13,955
Accrued interest	19,815	17,416
VIE derivative liabilities, at fair market value	68,251	75,706
VIE borrowings under revolving credit facilities and other similar borrowings	41,672	19,339
VIE long-term debt	178,619	181,558
VIE long-term debt issued by securitization and permanent financing trusts, at fair market value	3,938,740	4,031,864
Term loan payable	438,682	437,183
Other liabilities	7,717	6,677
Deferred tax liabilities, net	28,541	36,656
Installment obligations payable	96,649	103,419
Total Liabilities	4,846,005	4,929,074

Class A common stock, par value $0.00001 per share; 500,000,000 shares authorized, 15,928,585 and 14,103,501 issued and outstanding as of June 30, 2015, respectively, 15,021,147 and 14,420,392 issued and outstanding as of December 31, 2014, respectively.	—	—
Class B common stock, par value $0.00001 per share; 500,000,000 shares authorized, 9,042,349 issued and outstanding as of June 30, 2015, 9,963,750 issued and outstanding as of December 31, 2014, respectively.	—	—
Class C common stock, par value $0.00001 per share; 500,000,000 shares authorized, 0 issued and outstanding as of June 30, 2015 and December 31, 2014, respectively.	—	—
Additional paid-in-capital	104,109	95,453
Retained earnings	11,993	25,634
	116,102	121,087
Less: treasury stock at cost, 1,825,084 and 600,755 shares as of June 30, 2015 and December 31, 2014, respectively.	(8,453)	(2,443)
Total stockholders’ equity, The J.G. Wentworth Company	107,649	118,644
Non-controlling interests	103,146	134,991
Total Stockholders’ Equity	210,795	253,635
Total Liabilities and Stockholders’ Equity	$5,056,800	$5,182,709

Schedule B

The J.G. Wentworth Company
Condensed Consolidated Statements of Operations - Unaudited
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
REVENUES
Interest income	$45,568	$46,638	$89,960	$94,460
Unrealized gains on VIE and other finance receivables, long-term debt and derivatives	15,581	70,317	55,002	157,628
Loss on swap terminations, net	—	—	(275)	(574)
Servicing, broker, and other	1,130	968	1,999	2,110
Realized and unrealized (losses) gains on marketable securities, net	(916)	3,467	914	4,356
Realized gain on notes receivable, at fair value	—	2,098	—	2,098
Gain on extinguishment of debt	—	—	593	—
Total Revenues	$61,363	$123,488	$148,193	$260,078

EXPENSES
Advertising	$16,942	$16,432	$32,782	$33,925
Interest expense	50,068	50,700	98,903	101,930
Compensation and benefits	9,418	10,483	22,216	19,769
General and administrative	4,733	4,613	9,372	9,083
Professional and consulting	4,861	5,518	9,299	8,962
Debt issuance	123	19	2,872	3,020
Securitization debt maintenance	1,494	1,564	2,990	3,121
Provision for losses on finance receivables	1,618	1,127	2,957	2,218
Depreciation and amortization	1,004	1,121	1,995	2,202
Installment obligations (income) expense, net	(249)	4,122	2,071	5,614
Total Expenses	$90,012	$95,699	$185,457	$189,844
(Loss) income before income taxes	(28,649)	27,789	(37,264)	70,234
(Benefit) provision for income taxes	(2,016)	6,081	(5,171)	13,993
Net (Loss) Income	$(26,633)	$21,708	$(32,093)	$56,241
Less net (loss) income attributable to non-controlling interests	(14,337)	15,440	(18,452)	40,951
Net (loss) income attributable to The J.G. Wentworth Company	$(12,296)	$6,268	$(13,641)	$15,290

Weighted average shares of Class A common stock outstanding:
Basic	14,113,990	12,559,957	14,192,480	12,104,172
Diluted	14,113,990	12,562,042	14,192,480	12,105,548

Net (loss) income per share attributable to stockholders of Class A common stock of The J.G. Wentworth Company
Basic	$(0.87)	$0.50	$(0.96)	$1.26
Diluted	$(0.87)	$0.50	$(0.96)	$1.26

ANI Bridge - Unaudited

The J.G. Wentworth Company and Subsidiaries

Reconciliation of Net (Loss) Income to Adjusted Net Income (Loss) and other Non-GAAP Measures Used in this Release and the Related Presentation

We use Adjusted Net Income (Loss) (a non-GAAP financial measure) as a measure of our results from operations, which we define as our net income (loss) under U.S. GAAP before non-cash compensation expenses, certain other expenses, provision for or benefit from income taxes and the amounts related to the consolidation of the securitization and permanent financing trusts we use to finance our business. We use Adjusted Net Income (Loss) to measure our overall performance because we believe it represents the best measure of our operating performance, as the operations of these variable interest entities do not impact business performance. In addition, the add-backs described above are consistent with adjustments permitted under our Term Loan agreement.

We also use the non-GAAP measures of Total Adjusted Revenue and adjusted unrealized gains on VIE and other finance receivables, long term debt and derivatives, net of the loss on swap termination, net ("Spread Revenue"), as measures of our revenues, which we define as those measures under U.S. GAAP before the amounts related to the consolidation of the securitization and permanent financing trusts we use to finance our business. We use these measures to measure our revenues because we believe they represent better measures of our revenues, as the operations of these variable interest entities do not impact business performance.

You should not consider Adjusted Net Income (Loss), Total Adjusted Revenue or Spread Revenue in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Because not all companies use identical calculations, our presentation of Adjusted Net Income, Total Adjusted Revenue and Spread Revenue may not be comparable to other similarly titled measures of other companies.

A reconciliation of Net Income (Loss) to Adjusted Net Income (Loss), which includes line items for Total Adjusted Revenue and Spread Revenue, for the three and six months ended June 30, 2015 and 2014, respectively, is provided below.

Schedule C

 The J.G. Wentworth Company
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) - Unaudited
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net (Loss) Income	$(26,633)	$21,708	$(32,093)	$56,241

Adjustments to reflect deconsolidation of securitizations:
Elimination of unrealized gain/loss on finance receivables, long-term debt and derivatives from post securitization due to changes in interest rates	23,062	(12,366)	32,191	(47,257)
Elimination of interest income from securitized finance receivables	(41,267)	(42,041)	(81,236)	(85,344)
Interest income on retained interests in finance receivables	5,267	5,001	10,433	9,970
Servicing income on securitized finance receivables	1,316	1,242	2,631	2,500
Elimination of interest expense on long-term debt related to securitization and permanent financing trusts	35,679	36,213	69,887	73,498
Professional fees relating to securitizations	1,494	1,564	2,990	3,121
Other adjustments:
Share based compensation	706	798	1,116	1,300
Income tax (benefit) provision	(2,016)	6,081	(5,171)	13,993
Impact of prefunding on unsecuritized finance receivables	(654)	—	1,618	—
Severance and M&A expenses	730	376	3,564	675
Other nonrecurring items	—	(1,401)	—	(1,401)
Adjusted Net (Loss) Income	$(2,316)	$17,175	$5,930	$27,296

Other Data:
Securitized Product Total Receivables Balance (TRB) Purchases (1)	$231,654	$252,544	$466,626	$476,051
Life Contingent Purchases	26,807	28,185	46,306	58,012
Presettlement Fundings	4,404	6,977	10,763	14,224
Total TRB Purchases	$262,865	$287,706	$523,695	$548,287
Adjusted Net (Loss) Income	$(2,316)	$17,175	$5,930	$27,296
Adjusted Net (Loss) Income TRB Margin (2)	(0.88)%	5.97%	1.13%	4.98%

Company retained interests in finance receivables at fair market value	$299,412	$294,637

(1) Securitized product TRB purchases includes purchases during the period of assets that are expected to be securitized (guaranteed structured settlements, annuities, and lottery payment streams).
(2) Adjusted Net Income (Loss) TRB Margin is Adjusted Net Income (Loss) divided by Total TRB Purchases during the period.

Schedule D

The J.G. Wentworth Company
Reconciliation of Net (Loss) Income to Adjusted Net (Loss) Income - Unaudited
(In thousands)

	Q2 2015 GAAP Results	Adjustments to reflect deconsolidation of securitizations	Impact of Prefundings on Unsecuritized Finance Receivables	Interest Income on Retained Interests	Share Based Compensation	Income Tax	Severance and M&A Expenses	Reclassification Associated with Installment Obligation Payable	Q2 2015 Adjusted Results

REVENUES
Interest income	$45,568	$(41,267)	$—	$5,267	$—	$—	$—	$(667)	$8,901
Unrealized gains on VIE and other finance receivables, long-term debt and derivatives	15,581	23,062	(654)	—	—	—	—	—	37,989
Servicing, broker, and other	1,130	1,316	—	—	—	—	—	—	2,446
Realized and unrealized (losses) on marketable securities, net	(916)	—	—	—	—	—	—	916	—
Total Revenues	$61,363	$(16,889)	$(654)	$5,267	$—	$—	$—	$249	$49,336

EXPENSES
Advertising	$16,942	$—	$—	$—	$—	$—	$—	$—	$16,942
Interest expense	50,068	(35,679)							14,389
Compensation and benefits	9,418	—	—	—	(706)	—	(35)	—	8,677
General and administrative	4,733	—	—	—	—	—	(10)	—	4,723
Professional and consulting	4,861	—	—	—	—	—	(685)	—	4,176
Debt issuance	123	—	—	—	—	—	—	—	123
Securitization debt maintenance	1,494	(1,494)	—	—	—	—	—	—	—
Provision for losses on finance receivables	1,618	—	—	—	—	—	—	—	1,618
Depreciation and amortization	1,004	—	—	—	—	—	—	—	1,004
Installment obligations income, net	(249)	—	—	—	—	—	—	249	—
Total Expenses	$90,012	$(37,173)	$—	$—	$(706)	$—	$(730)	$249	$51,652

Loss before income taxes	$(28,649)	$20,284	$(654)	$5,267	$706	$—	$730	$—	$(2,316)
Benefit for income taxes	(2,016)	—	—	—	—	2,016	—	—	—
Net Loss	$(26,633)	$20,284	$(654)	$5,267	$706	$(2,016)	$730	$—	$(2,316)

Schedule E

The J.G. Wentworth Company
Reconciliation of Net Income to Adjusted Net Income - Unaudited
(In thousands)

	Q2 2014 GAAP Results	Adjustments to reflect deconsolidation of securitizations	Interest Income on Retained Interests	Share Based Compensation	Income Tax	Severance and M&A Expenses	Reclassification Associated with Installment Obligation Payable	Other Nonrecurring Items	Q2 2014 Adjusted Results

REVENUES
Interest income	$46,638	$(42,041)	$5,001	$—	$—	$—	$(655)	$6	$8,949
Unrealized gains on VIE and other finance receivables, long-term debt and derivatives	70,317	(12,366)	—	—	—	—	—	—	57,951
Servicing, broker, and other	968	1,242	—	—	—	—	—	—	2,210
Realized and unrealized gains on marketable securities, net	3,467	—	—	—	—	—	(3,467)	—	—
Realized gain on notes receivable	2,098	—	—	—	—	—	—	(2,098)	—
Total Revenues	$123,488	$(53,165)	$5,001	$—	$—	$—	$(4,122)	$(2,092)	$69,110

EXPENSES
Advertising	$16,432	$—	$—	$—	$—	$—	$—	$—	$16,432
Interest expense	50,700	(36,213)	—	—	—	—	—	—	14,487
Compensation and benefits	10,483	—	—	(798)	—	(86)	—	—	9,599
General and administrative	4,613	—	—	—	—	86	—	—	4,699
Professional and consulting	5,518	—	—	—	—	(376)	—	(691)	4,451
Debt issuance	19	—	—	—	—	—	—	—	19
Securitization debt maintenance	1,564	(1,564)	—	—	—	—	—	—	—
Provision for losses on finance receivables	1,127	—	—	—	—	—	—	—	1,127
Depreciation and amortization	1,121	—	—	—	—	—	—	—	1,121
Installment obligations expense, net	4,122	—	—	—	—	—	(4,122)	—	—
Total Expenses	$95,699	$(37,777)	$—	$(798)	$—	$(376)	$(4,122)	$(691)	$51,935

Income before income taxes	$27,789	$(15,388)	$5,001	$798	$—	$376	$—	$(1,401)	$17,175
Provision for income taxes	6,081	—	—	—	(6,081)	—	—	—	—
Net Income	$21,708	$(15,388)	$5,001	$798	$6,081	$376	$—	$(1,401)	$17,175

Schedule F

The J.G. Wentworth Company
Reconciliation of Net Income to Adjusted Net Income - Unaudited
(In thousands)

	YTD 2015 GAAP Results	Adjustments to reflect deconsolidation of securitizations	Impact of Prefundings on Unsecuritized Finance receivables	Interest Income on Retained Interests	Share Based Compensation	Income Tax	Severance and M&A Expenses	Reclassification Associated with Installment Obligation Payable	YTD 2015 Adjusted Results

REVENUES
Interest income	$89,960	$(81,236)	$—	$10,433	$—	$—	$—	$(1,157)	$18,000
Unrealized gains on VIE and other finance receivables, long-term debt and derivatives	55,002	32,191	1,618	—	—	—	—	—	88,811
Loss on swap terminations, net	(275)	—	—	—	—	—	—	—	(275)
Servicing, broker, and other	1,999	2,631	—	—	—	—	—	—	4,630
Realized and unrealized gains on marketable securities, net	914	—	—	—	—	—	—	(914)	—
Gain on debt extinguishment	593	—	—	—	—	—	—	—	593
Total Revenues	$148,193	$(46,414)	$1,618	$10,433	$—	$—	$—	$(2,071)	$111,759

EXPENSES
Advertising	$32,782	$—	$—	$—	$—	$—	$—	$—	$32,782
Interest expense	98,903	(69,887)	—	—	—	—	—	—	29,016
Compensation and benefits	22,216	—	—	—	(1,116)	—	(2,272)	—	18,828
General and administrative	9,372	—	—	—	—	—	(13)	—	9,359
Professional and consulting	9,299	—	—	—	—	—	(1,279)	—	8,020
Debt issuance	2,872	—	—	—	—	—	—	—	2,872
Securitization debt maintenance	2,990	(2,990)	—	—	—	—	—	—	—
Provision for losses on finance receivables	2,957	—	—	—	—	—	—	—	2,957
Depreciation and amortization	1,995	—	—	—	—	—	—	—	1,995
Installment obligations expense, net	2,071	—	—	—	—	—	—	(2,071)	—
Total Expenses	$185,457	$(72,877)	$—	$—	$(1,116)	$—	$(3,564)	$(2,071)	$105,829

(Loss) income before income taxes	$(37,264)	$26,463	$1,618	$10,433	$1,116	$—	$3,564	$—	$5,930
Benefit for income taxes	(5,171)	—	—	—	—	5,171	—	—	—
Net (Loss) Income	$(32,093)	$26,463	$1,618	$10,433	$1,116	$(5,171)	$3,564	$—	$5,930

Schedule G

The J.G. Wentworth Company
Reconciliation of Net Income to Adjusted Net Income - Unaudited
(In thousands)

	YTD 2014 GAAP Results	Adjustments to reflect deconsolidation of securitizations	Interest Income on Retained Interests	Share Based Compensation	Income Tax	Severance and M&A Expenses	Reclassification Associated with Installment Obligation Payable	Other Nonrecurring Items	YTD 2014 Adjusted Results

REVENUES
Interest income	$94,460	$(85,344)	$9,970	$—	$—	$—	$(1,258)	$6	$17,834
Unrealized gains on VIE and other finance receivables, long-term debt and derivatives	157,628	(47,257)	—	—	—	—	—	—	110,371
Loss on swap terminations, net	(574)	—	—	—	—	—	—	—	(574)
Servicing, broker, and other	2,110	2,500	—	—	—	—	—	—	4,610
Realized and unrealized gains on marketable securities, net	4,356	—	—	—	—	—	(4,356)	—	—
Realized gain on notes receivable	2,098	—	—	—	—	—	—	(2,098)	—
Total Revenues	$260,078	$(130,101)	$9,970	$—	$—	$—	$(5,614)	$(2,092)	$132,241

EXPENSES
Advertising	$33,925	$—	$—	$—	$—	$—	$—	$—	$33,925
Interest expense	101,930	(73,498)	—	—	—	—	—	—	28,432
Compensation and benefits	19,769	—	—	(1,300)	—	(113)	—	—	18,356
General and administrative	9,083	—	—	—	—	86	—	—	9,169
Professional and consulting	8,962	—	—	—	—	(648)	—	(691)	7,623
Debt issuance	3,020								3,020
Securitization debt maintenance	3,121	(3,121)	—	—	—	—	—	—	—
Provision for losses on finance receivables	2,218	—	—	—	—	—	—	—	2,218
Depreciation and amortization	2,202	—	—	—	—	—	—	—	2,202
Installment obligations expense, net	5,614	—	—	—	—	—	(5,614)	—	—
Total Expenses	$189,844	$(76,619)	$—	$(1,300)	$—	$(675)	$(5,614)	$(691)	$104,945

Income before income taxes	$70,234	$(53,482)	$9,970	$1,300	$—	$675	$—	$(1,401)	$27,296
Provision for income taxes	13,993	—	—	—	(13,993)	—	—	—	—
Net Income	$56,241	$(53,482)	$9,970	$1,300	$13,993	$675	$—	$(1,401)	$27,296

Schedule H

The J.G. Wentworth Company
Selected Quarterly Data - Unaudited
(In thousands, except share and per share data)

	Q4 2013	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 2015
TRB:
Securitized Product Total Receivables Balance (TRB) Purchases (1)	$214,437	$223,507	$252,544	$228,915	$234,084	$234,972	$231,654
Life Contingent Purchases	39,054	29,827	28,185	28,471	25,107	19,499	26,807
Presettlement Fundings	6,997	7,247	6,977	5,910	7,021	6,360	4,404
Total TRB Purchases	$260,488	$260,581	$287,706	$263,296	$266,212	$260,830	$262,865

ANI Basis:
Total Revenue	$71,603	$63,131	$69,110	$62,982	$63,774	$62,423	$49,336
Total Expenses	$60,439	$53,010	$51,935	$55,766	$54,693	$54,177	$51,652
ANI	$11,164	$10,121	$17,175	$7,216	$9,081	$8,246	$(2,316)
ANI Margin (2)	15.6%	16.0%	24.9%	11.5%	14.2%	13.2%	(4.7)%
ANI TRB Margin (3)	4.3%	3.9%	6.0%	2.7%	3.4%	3.2%	(0.9)%

Spread Revenue (4)	$44,637	$51,846	$57,951	$51,285	$52,471	$50,547	$37,989
TRB Spread Margin (5)	17.6%	20.5%	20.6%	19.9%	20.2%	19.9%	14.7%

GAAP Basis:
Revenue	$106,556	$136,590	$123,488	$107,024	$127,274	$86,830	$61,363
Expenses (6)	$111,918	$102,057	$101,780	$94,335	$99,591	$92,290	$87,996
Net (Loss) Income	$(5,362)	$34,533	$21,708	$12,689	$27,683	$(5,460)	$(26,633)
Net (loss) income attributable to The J.G. Wentworth Company	$(5,577)	$9,022	$6,268	$4,092	$11,829	$(1,345)	$(12,296)

Weighted Average Diluted Shares	10,395,574	11,642,283	12,562,042	13,098,995	14,640,860	14,271,842	14,113,990
All-in Shares (7)	17,476,995	29,555,639	29,510,029	29,335,338	29,019,913	28,597,051	28,033,035

Diluted EPS	$(0.54)	$0.77	$0.50	$0.31	$0.81	$(0.09)	$(0.87)
ANI EPS (8)	$0.64	$0.34	$0.58	$0.25	$0.31	$0.29	$(0.08)

Residual Asset Balance	$239,591	$280,208	$294,637	$304,022	$331,395	$318,493	$299,412
Residual Loan Balance	$68,785	$67,989	$107,540	$107,329	$107,043	$106,748	$106,465

10-Year Swap Rate	3.09%	2.84%	2.63%	2.64%	2.28%	2.02%	2.46%

Term Loan Interest Expense	$13,457	$9,917	$10,020	$10,082	$10,182	$9,932	$10,019
ANI Interest Expense	$18,298	$13,945	$14,487	$14,651	$14,808	$14,627	$14,389

(1)	Securitized product TRB purchases includes purchases during the period of assets that are expected to be securitized (guaranteed structured settlements, annuities, and lottery payment streams)

(2)	ANI Margin is defined as ANI / ANI Total Revenue

(3)	ANI TRB Margin is defined as ANI / Total TRB Purchases

(4)	Spread Revenue is defined as adjusted unrealized gains on VIE and other finance receivables, long term debt and derivatives, net of the loss on swap terminations

(5)	TRB Spread Margin is defined as Spread Revenue / (the sum of Securitized Product TRB Purchases + Life Contingent Purchases)

(6)	Includes provision (benefit) for income taxes

(7)
Represents the weighted average number of outstanding shares of Class A common stock if all Common Interests in The J.G. Wentworth Company, LLC were exchanged. Calculated as the sum of: (a) the weighted average number of Common Interests outstanding and (b) the impact of dilutive potential common shares.

(8)	ANI EPS is defined as ANI / All-in Shares

 Source: The J.G. Wentworth Company™